[LOGO INTERNATIONAL PAPER]


                                                      INTERNATIONAL PAPER PLAZA
                                                      400 ATLANTIC STREET
                                                      STAMFORD, CT 06921
News Release
CONTACTS:

         Media:            Jennifer Boardman, 203-541-8407
         -----
                           Stacy Wygant, 901-359-6335


         Investors:        Carol Tutundgy, 203-541-8632
         ---------
                           Darial Sneed, 203-541-8541

 International Paper Reports Substantial Increase in EPS for Second Quarter 2002

Stamford, Conn. - July 18, 2002 - International Paper (NYSE: IP) today reported 2002 second-quarter net earnings of $215 million ($0.45 per share), compared with a net loss of $313 million ($0.65 per share) in the second quarter 2001 and net earnings of $65 million ($0.13 per share) in the first quarter 2002.

Second-quarter net sales were $6.3 billion compared with $6.7 billion for the same period in 2001 and $6 billion in the first quarter of 2002.

Before special items, earnings for the 2002-second quarter were $169 million ($0.35 per share), compared with 2001 second-quarter earnings before special items of $64 million ($0.13 per share) and first-quarter 2002 earnings before special items of $58 million ($0.12 per share).

"Our second-quarter performance was positively impacted by the continuing success of our cost reduction efforts," said John Dillon, International Paper chairman and chief executive officer. "Compared to last year's second quarter, volume is relatively flat, while pricing is down substantially. It's a significant achievement that we offset this price erosion by running well ahead of our targeted cost improvement goals for this year and by operating our manufacturing facilities extremely well.

"The timing of the economic recovery remains uncertain," Dillon said. "We didn't see any meaningful impact from it on our sales volumes and revenues this quarter. So, I am very pleased with what we have been able to accomplish by focusing on those factors we can control."

As in the 2002 first quarter, second-quarter results reflect the elimination of goodwill amortization effective January 1, 2002, resulting in an increase of $0.09 per share in the second quarter ($0.19 per share for the first six months) compared with 2001 results. This favorable effect was partially offset by a reduction in pension income, primarily due to a lower return on






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assets, that reduced second-quarter earnings by approximately $0.01 per share
($0.04 per share for the first six months), compared with 2001 results.

Special items in the quarter consisted of a pre-tax charge of $79 million ($50 million after taxes) for facility closures, administrative realignment and related severance costs, and a net $28 million gain before taxes and minority interest ($96 million after taxes and minority interest) related to sales and expenses of businesses held for sale. Second-quarter 2001 special items included charges for facility closures, administrative realignment and related severance ($465 million before taxes and minority interest), impairment losses on assets of businesses held for sale ($85 million before taxes), and additional Champion merger integration costs ($32 million before taxes). Special items in the first quarter 2002 consisted of a $10 million pre-tax credit ($7 million after taxes) for the reversal of reserves no longer required.


Segment Information

Compared with second quarter 2001, operating profit was higher as ongoing cost improvement initiatives continued to favorably impact results.

Second-quarter 2002 segment earnings and business trends compared with first quarter 2002 are as follows.

Second-quarter earnings for Printing Papers were $106 million, up from first-quarter 2002 earnings of $76 million, primarily as a result of operations improvements.

Industrial and Consumer Packaging earnings were $145 million in the second quarter, up from $128 million in the first quarter. Demand for bleached board and containerboard increased in the second quarter versus the first quarter, but remains weak compared to prior year levels.

Earnings in the company's distribution business, xpedx, were $23 million for the second quarter 2002 compared with $18 million in the first quarter, due to continuing internal cost reduction programs. Sales increased by $40 million or
2.6 percent compared with the first quarter.

Second-quarter Forest Products earnings of $204 million were up from $176 million in the first quarter due to higher lumber prices in the United States and stronger shipments from the Canadian lumber operations. In addition, the company realized an $18 million favorable impact from the reversal of previously accrued countervailing and anti-dumping duties on the Weldwood operations.

Earnings at Carter Holt Harvey, International Paper's 50.5 percent owned subsidiary in New Zealand, rose slightly to $14 million in the second quarter compared with first-quarter earnings of $10 million. Strong demand in packaging and for wood products in the New Zealand and Australian markets offset weak export prices for pulp and linerboard.

The company will hold a webcast to discuss earnings and current market conditions at 10 a.m. (EDT) today. All interested parties are invited to listen to the webcast live via the company's Internet site at http://www.internationalpaper.com by clicking on the Investor Information button. Persons who wish to listen to the live earnings webcast must pre-register at the site prior









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to the webcast. A replay of the webcast will also be available on the Web site beginning at noon today.

International Paper (http://www.internationalpaper.com) is the world's largest paper and forest products company. Businesses include paper, packaging, and forest products. As one of the largest private forest landowners in the world, the company manages its forests under the principles of the Sustainable Forestry Initiative'r' (SFI'sm') program, a system that ensures the continual planting, growing and harvesting of trees while protecting wildlife, plants, soil, air and water quality. Headquartered in the United States, International Paper has operations in nearly 50 countries and exports its products to more than 130 nations.

                                      # # #

Statements in this press release that are not historical are forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including whether our cost reduction efforts will continue to positively impact earnings, the timing and strength of any economic recovery, changes in overall demand, changes in competition, the relative strength of the U.S. dollar compared with other foreign currencies especially the euro, changes in the cost or availability of raw materials, and the cost of compliance with environmental laws and regulations.






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                               International Paper
                       Summary of Consolidated Earnings
                           Preliminary and Unaudited
             (In millions except for net sales and per share amounts)



                                                      Three Months Ended                      Six Months Ended
                                                 ----------------------------          ------------------------------
                                                           June 30,                               June 30,
                                                 -----------------------------         -------------------------------
                                                   2002                2001               2002                2001
                                                 ----------         -----------         ----------         -----------

 Net Sales (In billions)                              $6.3                $6.7              $12.3               $13.6
                                                 ----------         -----------         ----------         -----------

 Earnings (Loss) Before Interest, Income
 Taxes, Minority Interest , Extraordinary Items
   and Cumulative Effect of Accounting                 435  (a)          (197)  (c,d)         779  (a,b)          138  (d,e)
   Change

    Interest expense, net                              199                 235                404                 483
                                                 ----------         -----------         ----------         -----------

 Earnings (Loss) Before Income Taxes,
 Minority Interest , Extraordinary Items and           236  (a)          (432)  (c,d)         375  (a,b)        (345)  (d,e)
   Cumulative Effect of Accounting Change

    Income tax provision                              (10)  (a)          (156)  (c,d)          33  (a,b)        (129)  (d,e)

    Minority interest expense, net of taxes             31  (a)             37  (d)            62  (a)             79  (d)
                                                 ----------         -----------         ----------         -----------

 Earnings (Loss) Before Extraordinary Items
    And Cumulative Effect of Accounting Change          215  (a)          (313)  (c,d)         280  (a,b)        (295)  (d,e)

      Gains (losses) on sales of
        investments and businesses, net of taxes and     -                   -                  -                (46)  (f)
        minority interest

    Cumulative effect of change in
       accounting for derivatives and hedging            -                   -                  -                (16)
        activities, net of taxes and
        minority interest
                                                 ----------         -----------         ----------         -----------

 Net Earnings (Loss)                                  $215  (a)         $(313)  (c,d)        $280  (a,b)       $(357)  (d,e,f)
                                                 ==========         ===========         ==========         ===========

 Earnings (Loss) Per Common Share Before
   Extraordinary Items and Cumulative
     Effect of Accounting Change                     $0.45  (a)        $(0.65)  (c,d)       $0.58  (a,b)      $(0.61)  (d,e)

 Earnings (Loss) Per Common Share -
   Extraordinary Items                                   -                   -                  -             $(0.10)  (f)


   Cumulative Effect of Accounting Change                -                   -                  -             $(0.03)
                                                 ----------         -----------         ----------         -----------

 Earnings (Loss) Per Common Share                    $0.45  (a)        $(0.65)  (c,d)       $0.58  (a,b)      $(0.74)  (d,e,f)
                                                 ==========         ===========         ==========         ===========

 Earnings (Loss) Per Common Share -
   Assuming Dilution                                 $0.45  (a)        $(0.65)  (c,d)       $0.58  (a,b)      $(0.74)  (d,e,f)

                                                 ==========         ===========         ==========         ===========


 Average Shares of Common Stock Outstanding          482.7               483.1              482.5               482.9
                                                 ==========         ===========         ==========         ===========





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(a)    Includes a pre-tax charge of $79 million ($50 million after taxes)
       for facility closures, administrative realignment and related severance costs, and a net $28 million gain before taxes and minority interest ($96 million after taxes and minority interest) related to sales and expenses of businesses held for sale. (The larger gain on an after-tax basis results from reversing the assumed stock-sale tax treatment of the 2001 fourth quarter write-down of the assets of Arizona Chemical to estimated realizable value.)

(b) Includes a $10 million pre-tax credit ($7 million after taxes) for the reversal of reserves no longer required.

(c) Includes $32 million of pre-tax charges ($22 million after taxes) for Champion merger integration costs.

(d) Includes a charge of $465 million before taxes and minority interest ($300 million after taxes and minority interest) for facility shutdowns, administrative realignment and related severance reserves, and a charge of $85 million ($55 million after taxes) for impairment losses on assets of businesses held for sale.

(e) Includes $42 million of pre-tax charges ($28 million after taxes) for Champion merger integration costs.

(f) Includes an extraordinary pre-tax charge of $73 million ($46 million after taxes) related to the impairment of our Masonite business to be sold and the divestiture of our Petroleum and Minerals assets.










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                             International Paper Company
                          Summary of Consolidated Earnings
                             Preliminary and Unaudited
                     (In millions except for per share amounts)


                                                         Three Months Ended                     Six Months Ended
                                                              June 30,                              June 30,
                                                    ------------------------------         ----------------------------
                                                        2002              2001                 2002             2001
                                                    ------------      ------------         -----------      -----------

Net Earnings Before Special Items                   $      169        $       64          $       227     $        88

Reversal of reserves no longer required                       -                -                    7               -
Merger integration costs                                      -              (22)                   -             (28)
Restructuring and other charges                            (50)             (300)                 (50)           (300)
Net gains (losses) on sales and impairments
  of businesses held for sale                               96               (55)                  96            (101)
Cumulative effect of change in accounting
  for derivatives and hedging activities                     -                 -                    -             (16)
                                                    ------------      ------------         -----------      -----------
Net Earnings (Loss) as Reported                     $       215       $     (313)          $      280       $    (357)
                                                    ============      ============         ===========      ===========


                                                         Three Months Ended                     Six Months Ended
                                                              June 30,                              June 30,
                                                    ------------------------------         ----------------------------
                                                       2002              2001                 2002             2001
                                                    ------------      ------------         -----------      -----------

Earnings Per Common Share
     Before Special Items                           $      0.35       $     0.13           $     0.47       $    0.18

Reversal of reserves no longer required                       -                -                 0.01               -
Merger integration costs                                      -            (0.05)                               (0.06)
Restructuring and other charges                           (0.10)           (0.62)               (0.10)          (0.62)
Net gains (losses) on sales and impairments
  of businesses held for sale                              0.20            (0.11)                0.20           (0.21)
Cumulative effect of change in accounting
  for derivatives and hedging activities                      -                 -                   -           (0.03)
                                                    ------------      ------------
                                                    ------------      ------------         -----------      -----------
Earnings (Loss) Per Common Share as Reported        $      0.45       $    (0.65)          $     0.58       $   (0.74)
                                                    ============      ============         ===========      ===========







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                              International Paper
                    Sales and Earnings by Industry Segment
                           Preliminary and Unaudited
                                (In Millions)


Sales by Industry Segment

                                                        Three Months Ended                  Six Months Ended
                                                             June 30,                           June 30,
                                                    ---------------------------        ----------------------------
                                                       2002            2001               2002            2001
                                                    -----------     -----------        -----------     ------------
Printing Papers                                    $     1,815     $     1,945        $     3,635     $      4,030
Industrial and Consumer Packaging                        1,530           1,585              2,990            3,175
Distribution                                             1,575           1,710              3,110            3,510
Forest Products                                            815             720              1,580            1,405
Carter Holt Harvey                                         480             400                890              795
Specialty Businesses and Other (1)                         445             675                865            1,390
Less:  Intersegment Sales                                (355)           (349)              (727)            (725)
                                                    -----------     -----------        -----------     ------------
                                                   $     6,305     $     6,686        $    12,343     $     13,580
                                                    ===========     ===========        ===========     ============




Earnings by Industry Segment

                                                        Three Months Ended                   Six Months Ended
                                                             June 30,                            June 30,
                                                    ---------------------------        -----------------------------
                                                      2002             2001               2002             2001
                                                    ----------      -----------        -----------     -------------
Printing Papers                                  $        106       $      119         $      182      $        273
Industrial and Consumer Packaging                         145              139                273               252
Distribution                                               23               12                 41                26
Forest Products                                           204              182                380               318
Carter Holt Harvey                                         14                5                 24                 6
Specialty Businesses and Other (1)                         16               25                 26                33
                                                    ----------      -----------        -----------     -------------
Operating Profit                                          508              482                926               908

Interest expense, net                                   (199)            (235)              (404)             (483)
Minority interest                                          15               10                 25                13
Corporate items, net                                     (37)            (107)              (131)             (191)
Merger integration costs                                    -             (32)                  -              (42)
Restructuring and other charges                          (79)            (465)               (79)             (465)
Net gains (losses) on sales and impairments of
   businesses held for sale                                28             (85)                 28              (85)
Reversal of reserves no longer required                     -                -                 10                 -
                                                    ----------      -----------        -----------     -------------
Earnings (loss) before income taxes, minority
   interest, extraordinary items and
   cumulative effect of accounting change        $        236       $    (432)         $      375      $      (345)
                                                    ==========      ===========        ===========     =============



(1)  Includes businesses identified in our divestiture program.

                               International Paper
                          Sales Volumes by Product (1) (2)
                             Preliminary and Unaudited



                                                           Three Months Ended            Six Months Ended
                                                                June 30,                     June 30,
                                                        -------------------------     -----------------------
                                                          2002           2001           2002          2001
                                                        ----------     ----------     ----------    ---------

Printing Papers (In thousands of short tons)
     Uncoated Papers and Bristols                           1,614          1,608          3,235        3,261
     Coated Papers                                            533            493          1,042        1,026
     Market Pulp                                              588            618          1,199        1,154

Packaging (In thousands of short tons)
     Containerboard                                           580            531          1,084        1,055
     Bleached Packaging Board                                 337            316            651          623
     Kraft                                                    140            122            313          275
     Industrial and Consumer Packaging                      1,168          1,217          2,281        2,420

Forest Products (In millions)
     Panels (sq. ft. 3/8" - basis)                            541            760          1,320        1,448
     Lumber (board feet)                                    1,118          1,025          2,123        2,001
     MDF and Particleboard (sq. ft. 3/4" - basis)             191            149            370          305



(1) Includes third party and inter-segment sales.
(2) Sales volumes for divested business are included through the date of sale.



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                           INTERNATIONAL PAPER COMPANY
                           Consolidated Balance Sheet
                            Preliminary and Unaudited
                                  (In Millions)



                                                             June 30,   December 31,
                                                               2002       2001(a)
                                                             --------   -----------
Assets
Current Assets
   Cash and temporary investments                              $   838   $ 1,224
   Accounts and notes receivable, net                            2,993     2,778
   Inventories                                                   2,885     2,877
   Assets of businesses held for sale                              233       219
   Other current assets                                          1,180     1,057
                                                               -------   -------
     Total Current Assets                                        8,129     8,155
                                                               -------   -------
Plants, Properties and Equipment, net                           14,199    14,616
Forestlands                                                      3,928     4,197
Investments                                                        218       239
Goodwill                                                         6,593     6,543
Deferred Charges and Other Assets                                3,720     3,427
                                                               -------   -------
Total Assets                                                   $36,787   $37,177
                                                               =======   =======
Liabilities and Common Shareholders' Equity
Current Liabilities
   Notes payable and current maturities of long-term debt      $  --     $   957
   Liabilities of businesses held for sale                          54        77
   Accounts payable and accrued liabilities                      4,379     4,307
                                                               -------   -------
     Total Current Liabilities                                   4,433     5,341
                                                               -------   -------
Long-Term Debt                                                  12,661    12,457
Deferred Income Taxes                                            3,990     3,996
Other Liabilities                                                2,020     2,012
Minority Interest                                                1,429     1,275
Preferred Securities                                             1,805     1,805

Common Shareholders' Equity
   Invested capital                                              5,788     5,669
   Retained earnings                                             4,661     4,622
                                                               -------   -------
     Total Common Shareholders' Equity                          10,449    10,291
                                                               -------   -------
Total Liabilities and Common Shareholders' Equity              $36,787   $37,177
                                                               =======   =======



(a) December 31, 2001 amounts have been restated to reclassify the assets and liabilities of the Arizona Chemical and Industrial Papers businesses from Assets and Liabilities of Businesses Held for Sale.